Exhibit 99.0

DiVall Insured Income Properties 2, L.P.

QUARTERLY NEWS

A publication of The Provo Group, Inc.	Second QUARTER 2005

The “Consent for Sale” Results Are In . . .

On May 13, 2005 investors were mailed the Biennial Consent for Sale of the Limited Partnership. The results were independently tabulated by Phoenix American Financial Services. In accordance with the terms of the consent’s voting procedures, 85% of the units were deemed to have voted “AGAINST” a sale. Correspondingly, fifteen percent (15%) of the units voted “FOR” a sale, which was significantly below the majority required of fifty-one percent (51%). Below please find a summary of past and present “Consent for Sale” results:

	FOR	AGAINST
2001	26%	74%
2003	14%	86%
2005	15%	85%

The 20 largest DiVall 2 investors own 33% of the Partnership. An interesting sidebar to the above voting was that only 2 out of the largest 20 investors voted “FOR” a sale. The Advisory Board believes that when only 10% of the largest investors want to sell, the vast majority of the partners are satisfied with the Partnership’s yield as well as the quality and integrity of its management.

We believe that the Partnership can continue to provide a steady cash flow to the partners, and additional value can be achieved by continuing the strategy of selectively selling the properties which are not leased to prime quality tenants.

Consistent with our two year voting cycle, we will circulate the next biennial consent in May 2007.

DISTRIBUTION HIGHLIGHTS

•      $435,000 total amount distributed for the First Quarter 2005, as budgeted.

•      $9.40 per unit (approx.) for the First Quarter 2005. The approximate annualized “operating return” is 8.5% based on the most recent net asset value as of December 31, 2004.

•      $1,295 to $1,146 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (2/90) respectively. (Distributions are from both cash flow from operations and “net” cash activity from financing and investing activities).

PAGE 2	DIVALL 2	2 Q 05

QUESTIONS & ANSWERS

•	When can I expect my next distribution mailing?

Your distribution correspondence for the Third Quarter of 2005 is scheduled to be mailed on November 15, 2005.

•	What was the December 31, 2004 net asset value?

Approximately $440 per unit.

•	I’ve moved how do I update my account registration?

Please mail or fax to us a signed letter stating your new address and telephone number. Updates cannot be accepted over the telephone or via voicemail messages.

•	If I have questions or comments, how can I reach your office?

You can reach us at our address listed below:

MAIL:	DiVall Investor Relations
c/o The Provo Group, Inc.
1100 Main Street, Suite 1830
Kansas City, MO 64105
PHONE:	800-547-7686
FAX:	(816) 221-2130
E-MAIL:	mevans@theprovogroup.com

DIVALL INSURED INCOME PROPERTIES 2 L.P.

STATEMENTS OF INCOME AND CASH FLOW CHANGES

FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2005

	PROJECTED	ACTUAL	VARIANCE
	2ND QUARTER 06/30/2005	2ND QUARTER 06/30/2005	BETTER (WORSE)
OPERATING REVENUES
Rental income	$450,395	$442,226	$(8,169)
Interest income	2,550	3,951	1,401
Real estate tax recoveries	11,211	13,911	2,700
Other income	0	3,401	3,401

TOTAL OPERATING REVENUES	$464,156	$463,489	$(667)

OPERATING EXPENSES
Insurance	$9,729	$9,728	$1
Management fees	52,230	53,114	(884)
Overhead allowance	4,311	4,296	15
Advisory Board	3,500	3,500	0
Administrative	38,680	26,410	12,270
Professional services	19,940	20,923	(983)
Auditing	16,200	15,900	300
Legal	9,000	13,096	(4,096)
Property Expenses	3,750	490	3,260

TOTAL OPERATING EXPENSES	$157,340	$147,458	$9,882

INVESTIGATION AND RESTORATION EXPENSES	$0	$136	$(136)

NON-OPERATING EXPENSES
Depreciation	65,358	65,357	1
Amortization	3,198	3,198	(0)

TOTAL NON-OPERATING EXPENSES	$68,556	$68,555	$1

TOTAL EXPENSES	$225,896	$216,150	$9,746

NET INCOME	$238,260	$247,340	$9,080

			VARIANCE
OPERATING CASH RECONCILIATION:
Depreciation and amortization	68,556	68,555	(1)
Recovery of amounts previously written off	0	(3,401)	(3,401)
(Increase) Decrease in current assets	222,237	8,406	(213,831)
Increase (Decrease) in current liabilities	(10,725)	(104,421)	(93,696)
(Increase) Decrease in cash reserved for payables	9,772	103,432	93,660
Current cash flows advanced from (reserved for) future distributions	(83,100)	146,687	229,787

Net Cash Provided From Operating Activities	$445,000	$466,597	$21,597

CASH FLOWS (USED IN) FROM INVESTING AND FINANCING ACTIVITIES
Indemnification Trust (Interest earnings reinvested)	(1,500)	(2,494)	(994)
Recovery of amounts previously written off	0	3,401	3,401

Net Cash (Used In) From Investing And Financing Activities	$(1,500)	$907	$2,407

Total Cash Flow For Quarter	$443,500	$467,505	$24,005

Cash Balance Beginning of Period	805,510	1,148,932	343,422
Less 1st quarter 2005 distributions paid 5/05	(430,000)	(435,000)	(5,000)
Change in cash reserved for payables or future distributions	73,328	(250,119)	(323,447)

Cash Balance End of Period	$892,337	$931,318	$38,981

Cash reserved for 2nd quarter 2005 L.P. distributions	(430,000)	(435,000)	(5,000)
Cash reserved for payment of accrued expenses	(90,134)	(97,533)	(7,399)
Cash advanced from (reserved for) future distributions	(278,613)	(278,613)	0

Unrestricted Cash Balance End of Period	$93,590	$120,172	$26,582

	PROJECTED	ACTUAL	VARIANCE
* Quarterly Distribution	$430,000	$435,000	$5,000
Mailing Date	08/15/2005	(enclosed)	—

*	Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR

DISCUSSION PURPOSES

DIVALL INSURED INCOME PROPERTIES 2 LP

2005 PROPERTY SUMMARY

AND RELATED RECEIPTS

FOR CURRENT OPERATING PROPERTIES

AS OF JUNE 30, 2005

PORTFOLIO	(Note 1)

		REAL ESTATE			EQUIPMENT					TOTALS
CONCEPT	LOCATION	COST	ANNUAL BASE RENT	% YIELD	LEASE EXPIRATION DATE	COST	PRINCIPAL RETURNED AS OF 1/1/94	ANNUAL LEASE RECEIPTS	% RETURN	COST	ANNUAL RECEIPTS	RETURN
APPLEBEE’S	COLUMBUS, OH	1,059,465	135,780	12.82%		84,500	29,849	0	0.00%	1,143,965	135,780	11.87%

BLOCKBUSTER	OGDEN, UT	646,425	110,750	17.13%						646,425	110,750	17.13%

DENNY’S	PHOENIX, AZ	972,726	65,000	6.68%		183,239	0	0	0.00%	1,155,965	65,000	5.62%

CHINESE SUPER BUFFET	PHOENIX, AZ	865,900	66,000	7.62%		221,237	0	0	0.00%	1,087,137	66,000	6.07%

HOOTER’S	R. HILLS, TX	1,246,719	95,000	7.62%						1,246,719	95,000	7.62%

DAYTONA’S All SPORTS CAFÉ	DES MOINES, IA	845,000	60,000	7.10%		52,813	0	0	0.00%	897,813	60,000	6.68%

KFC	SANTA FE, NM	451,230	60,000	13.30%						451,230	60,000	13.30%

Note:

1:	This property summary includes only property and equipment held by the Partnership during 2005.

PROJECTIONS FOR

DISCUSSION PURPOSES

DIVALL INSURED INCOME PROPERTIES 2 LP

2005 PROPERTY SUMMARY

AND RELATED RECEIPTS

FOR CURRENT OPERATING PROPERTIES

AS OF JUNE 30, 2005

PORTFOLIO	(Note 1)

		REAL ESTATE			EQUIPMENT					TOTALS
CONCEPT	LOCATION	COST	ANNUAL BASE RENT	% YIELD	LEASE EXPIRATION DATE	COST	PRINCIPAL RETURNED AS OF 1/1/94	ANNUAL LEASE RECEIPTS	% RETURN	COST	ANNUAL RECEIPTS	RETURN
POPEYE’S	PARK FOREST, IL	580,938	77,280	13.30%						580,938	77,280	13.30%

SUNRISE PRESCHOOL	PHOENIX, AZ	1,084,503	123,318	11.37%		79,219	33,047	0	0.00%	1,182,735	123,318	10.43%

						19,013	6,710	0	0.00%

PANDA BUFFET	GRAND FORKS, ND	739,375	34,000	4.60%						739,375	34,000	4.60%

WENDY’S	AIKEN, SC	633,750	90,480	14.28%						633,750	90,480	14.28%
WENDY’S	CHARLESTION, SC	580,938	77,280	13.30%						580,938	77,280	13.30%
WENDY’S	N. AUGUSTA, SC	660,156	87,780	13.30%						660,156	87,780	13.30%
WENDY’S	AUGUSTA, GA	728,813	96,780	13.28%						728,813	96,780	13.28%
WENDY’S	CHARLESTON, SC	596,781	76,920	12.89%						596,781	76,920	12.89%
WENDY’S	AIKEN, SC	776,344	96,780	12.47%						776,344	96,780	12.47%
WENDY’S	AUGUSTA, GA	649,594	86,160	13.26%						649,594	86,160	13.26%
WENDY’S	CHARLESTON, SC	528,125	70,200	13.29%						528,125	70,200	13.29%
WENDY’S	MT. PLEASANT, SC	580,938	77,280	13.30%						580,938	77,280	13.30%
WENDY’S	MARTINEZ, GA	633,750	84,120	13.27%						633,750	84,120	13.27%

PORTFOLIO TOTALS		14,861,470	1,670,908	11.24%		640,021	69,606	0	0.00%	15,501,491	1,670,908	10.78%

Note:

1:	This property summary includes only property and equipment held by the Partnership during 2005.